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                                                                 Exhibit 10.1.39


                              SETTLEMENT AGREEMENT
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                                January 18, 2000

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NEOPROBE CORPORATION, a Delaware corporation ("Neoprobe");

THE ARIES MASTER FUND, a Cayman Island exempted Company ("Master Fund");

THE ARIES DOMESTIC FUND, L.P., a New York Limited Partnership ("Domestic Fund");

PARAMOUNT CAPITAL, INC., a Delaware corporation ("Capital"); and

PARAMOUNT CAPITAL ASSET MANAGEMENT, INC., a Delaware corporation ("Adviser");

hereby agree as follows:

                                    PREAMBLE:

         1. Master Fund and Domestic Fund (who may be referred to as the "Investors" herein) purchased Preferred Shares (as such term is defined in
Section 7.1 below)] and Class L Warrants from Neoprobe under the Purchase Agreement.

         2. At the time of the purchase by the Investors, Neoprobe entered into the Financial Advisory Agreement with Capital and issued a Unit Purchase Option to it (the "Unit Purchase Option"), and certain directors and officers of Neoprobe executed and delivered lock-up agreements to Neoprobe and Adviser (the "Lock-up Agreements").

         3. Disagreements have arisen between Neoprobe, on one hand, and the Investors, Capital and Adviser, on the other hand, as to the interpretation of the terms of the Purchase Agreement and the certificate of designations that sets forth the terms of the Preferred Shares and the feasability of compliance therewith.

         4. The parties hereto believe that it is in their respective best interests to restructure the investment of the Investors and their continuing relationship.

         5. Neoprobe, Master Fund, Domestic Fund, Capital and Adviser entered into a letter agreement dated November 12, 1999 setting forth the basic terms of this Agreement.


                                     TERMS:

Article 1. Transaction.

         Section 1.1. Basic Transaction. On the terms, and subject to the conditions set forth in this Agreement, the parties will complete the following transactions at the Closing:

         (a) Neoprobe will pay $1,750,000 to Master Fund and $750,000 to Domestic Fund by wire transfer of immediately available funds to bank accounts designated by the payees at least 2 days before the Closing Date.

         (b) Neoprobe will issue 2,100,000 shares of Common Stock to Master Fund and 900,000 shares to Domestic Fund. The certificates representing such shares will bear the following legend in larger or other contrasting type or color:
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These shares of Common Stock have not been registered under the Securities Act of 1933, are restricted securities (as defined in Rule 144 under the Securities Act of 1933) and may not be offered for sale, sold or otherwise transferred except pursuant to registration under the Securities Act of 1933 or an exemption from the registration requirements of the Securities Act of 1933. These shares of Common Stock may not be offered for sale, sold or otherwise transferred pursuant to an exemption from the registration requirements of the Securities Act of 1933 until the Company has received an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such offer, sale or other transfer is exempt.

         (c) Neoprobe will issue a Class N Warrant to purchase 2,100,000 shares of Common Stock to Master Fund and a Class N Warrant to purchase 900,000 shares of Common Stock to Domestic Fund. The per share exercise price of the Class N Warrants shall be equal to the average of the closing price of the Common Stock on the OTC Bulletin Board service operated by The Nasdaq Stock Market on each of the five trading days immediately preceding the Closing Date.

         (d) The Investors will deliver all of the certificates representing the Preferred Shares and the Class L Warrants to Neoprobe.

         (e) Capital will deliver the Unit Purchase Option to Neoprobe.

         (f) Adviser will deliver the Lock-up Agreements to Neoprobe.

         (g) Neoprobe will execute and deliver to each of the Investors, Capital and Adviser, a general release in the form of Exhibit B hereto.

         (h) Each of the Investors, Capital and Adviser will execute and deliver to Neoprobe a general release in the form of Exhibit C hereto.

         Section 1.2. The Closing. The Closing shall take place at 10:00 a.m., Eastern Standard Time, at the offices of Benesch, Friedlander, Coplan & Aronoff, 88 East Broad Street, Columbus, Ohio, on the Closing Date and all of the events and transactions which occur thereat shall be deemed to be simultaneous.

         Section 1.3. Certificate. Upon receipt of the Preferred Shares at the Closing they shall be cancelled and retired and Neoprobe shall file a certificate with the Delaware Secretary of State under paragraph (g) of Section 152 of the Delaware General Corporation Law to the effect that no Preferred Shares are outstanding and none will be issued.

         Section 1.4. Effect of Closing. Upon due completion of the Closing, the Purchase Agreement, the Financial Advisory Agreement, the Lock-up Agreements, the Class L Warrants and the Unit Purchase Option shall be terminated and all of the rights and obligations of the parties thereto shall be discharged.

Article 2. Representations and Warranties Concerning the Company. Neoprobe hereby represents and warrants to the Investors that:

         Section 2.1. Organization. Neoprobe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Neoprobe has all requisite corporate power and authority to conduct its business as it is now being conducted or is proposed to be conducted and to own or lease the properties and assets that it now owns or leases.

         Section 2.2 Valid Issuance, Etc. The Common Shares to be issued on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens imposed by or through the Company. The Class N Warrants to be issued on the Closing Date have been duly authorized and, when issued in accordance with this Agreement upon such Closing Date, will be validly issued and free and clear of all liens imposed by or through the Company. The Common Stock issuable upon the exercise of the Class N Warrants have been and will, at all times until their issuance, be duly authorized and reserved, and upon the exercise of the Class N Warrants in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens
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imposed by or through the Company. The issuance of the Common Shares, the Class
N Warrants, and the Common Shares issuable upon the exercise of the Class N Warrants will not be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any Person.

         Section 2.3. Authorization. Neoprobe has the full corporate power and authority to execute, deliver and enter into this Agreement, the Class N Warrants and the general releases and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of each of these instruments and all other transactions contemplated by each of them have been duly authorized by Neoprobe. Each of the Agreement, the Class N Warrants and the general releases constitutes a legal, valid and binding obligation of Neoprobe, enforceable in accordance with its terms.

         Section 2.4. No Conflict The execution and delivery by Neoprobe of the Agreement, the Class N Warrants and the general releases, the offering and issuance of the Common Shares and the Warrants, and the performance and fulfillment of Neoprobe of its obligations thereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, or event which, with notice or lapse of time or both, would constitute a breach of or default under, (iii) result in the creation of any lien, security interest, adverse claim, charge or encumbrance upon the capital stock or assets of Neoprobe pursuant to, (iv) give any third party the right to accelerate any obligation under or terminate, (v) result in a violation of, (vi) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by Neoprobe under, or (vii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other Person under, the Certificate of Incorporation or By-Laws of Neoprobe or any law, statute, rule or regulation to which Neoprobe is subject or by which any of its properties are bound, or any material agreement, instrument, order, judgment or decree to which Neoprobe is subject or by which its properties are bound.

         Section 2.5. SEC Documents. Neoprobe has made available to the Investors a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Neoprobe with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents (other than preliminary material) that Neoprobe was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all respects with the requirements of the Securities Act or the Securities Exchange Act as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Neoprobe included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the financial position of Neoprobe as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         Section 2.6. Compliance with Securities Laws. Assuming the accuracy and truth of each of representations set forth in Article 3 below, the shares of Common Stock and the Class N Warrants were offered and will be sold and issued, in compliance with all applicable federal and state securities laws.

Article 3. Representations and Warranties of the Investors, Capital and Adviser.

         Section 3.1. Investors. Each of the Investors severally, and on its own behalf represents and warrants to Neoprobe as follows:

         (a) Such Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Such Investor has experience in making investments in development stage biotechnology companies and is acquiring the Common Shares and the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration
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requirements of the Securities Act.

         (c) Such Investor understands that the shares of Common Stock and the Class N Warrants are not, and any shares of Common Stock acquired on exercise thereof at the time of issuance may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Neoprobe's reliance on such exemption is predicated on such Investor's representations set forth herein.

         (d) Such Investor has consented to the placing of a legend on the certificates representing its respective Common Shares and Warrants to the effect that the shares of Common Stock issuable hereunder or upon the exercise, as the case may be, of the Warrants have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws or an exemption therefrom.

         (e) Such Investor has had an opportunity to ask questions and receive answers from Neoprobe regarding the terms and conditions of the offering of the Common Stock and Class N Warrants and the business, properties, prospects, and financial condition of Neoprobe and to obtain additional information (to the extent Neoprobe possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of Neoprobe in
Article 2 of this Agreement or the right of such Investor to rely thereon.

         (h) Such Investor has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement constitutes and the general releases, when executed and delivered, will constitute the legal valid and binding obligations of such Investor.

         Section 3.2. Capital. Capital represents and warrants to Neoprobe that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement constitutes and the general releases, when executed and delivered, will constitute its legal valid and binding obligations.

         Section 3.3. Adviser. Adviser represents and warrants to Neoprobe that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement constitutes and the general releases, when executed and delivered, will constitute its legal valid and binding obligations.

Article 4. Conditions Precedent.

         Section 4.1. Conditions Precedent to Obligations of the Investors, Capital and Adviser. The obligations of the Investors, Capital and Adviser to attend the Closing and enter into the transactions and make the deliveries set forth in Section 1.1 above are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Neoprobe contained in this Agreement shall be true on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true as of such date.

         (b) Performance of Agreements. Neoprobe shall have performed all obligations and agreements and complied with all covenants contained in this Agreement which are to be performed and complied with by it on or before the Closing Date.

         (c) Litigation. No litigation shall be pending or overtly threatened seeking an order of any court against the transactions contemplated by this Agreement. No order of any court against the transactions contemplated by this Agreement shall exist.
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         Section 4.2. Conditions Precedent to the Closing Obligations of
Neoprobe. The obligations of Neoprobe to attend the Closing and enter into the transactions and make the deliveries set forth in Section 1.1 above are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Investors, Capital and Adviser contained in this Agreement shall be true on the Closing Date with the same effect as if they were made on the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true on and as of such date.

         (b) Performance of Agreements. The Investors, Capital and Adviser shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or in any document delivered in connection herewith to be performed and complied with by it on or before the Closing Date.

         (c) Litigation. No litigation shall be pending or overtly threatened seeking an order of any court against the transactions contemplated by this Agreement. No order of any court against the transactions contemplated by this Agreement shall exist.

Article 5. Covenants.

         Section 5.1. Public Announcements. Neoprobe and Capital will consult with each other before issuing any press release or otherwise making a public statement or announcement concerning the transactions contemplated by this Agreement and Neoprobe shall not use the names of the Investors, Capital or Advisers without the prior written consent of each.

         Section 5.2. Further Assurances. On and after the Closing Date, the parties hereto shall execute and deliver all such further assignments, endorsements, and other documents as any of them may reasonably request in order to consummate the transactions contemplated by this Agreement.

         Section 5.3 Transactions in Common Stock. From the date hereof until the Closing Date and the completion of the Closing, no party hereto may purchase or sell any shares of Common Stock or submit any bids to purchase or ask prices to sell shares of Common Stock. Investors, Capital and Adviser will not, directly or indirectly, purchase any shares of Common Stock until 180 days after the Closing Date.

         Section 5.4 Status Quo. From the date hereof until the Closing Date and the completion of the Closing, the parties hereto shall maintain the status quo among them and shall not take any action to disturb it, including, but not limited to, commencing any legal actions concerning matters which will be released pursuant to this Agreement, converting any Preferred Shares, exercising any Class L Warrants or giving any notices under the Purchase Agreement or the certificate of designations that sets forth the terms of the Preferred Shares.

         Section 5.5 Voting Agreement. The Investors will, in person or by proxy, vote all of their shares of Common Stock, whether such shares are now owned or hereafter acquired, in accordance with the recommendations of the management of Neoprobe on any and all issues submitted to a vote of the stockholders of Neoprobe for a period of two (2) years after the Closing Date. The Investors will be present, in person or by proxy, at every meeting of the stockholders of the Company held during the two (2) year period following the Closing Date. The Investors will execute and deliver to the designee of the board of directors of Neoprobe any proxies requested by Neoprobe in order to effectively carry out the provisions of this Section 5.6. If the investors transfer any shares of Common Stock issued hereunder or upon the exercise of the Class N Warrants to any Affiliate of Capital or Advisors at any time during the two (2) year period after the Closing Date, Capital and Advisors shall cause such Affiliates to comply with the provisions of this Section 5.6 to the same extent that the Investors would be required to, if they then held such shares.

Article 6. Registration of Common Stock.
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         Section 6.1. Registration. (a) Not more than 45 days after the Closing
Date, Neoprobe will file with the SEC a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Common Stock beneficially owned by the Investors following the Closing. Not later than 45 days following the exercise of the Class N Warrants, Neoprobe will amend the Shelf Registration Statement to include the shares of Common Stock issued to the Investors as a consequence of such exercise. Neoprobe will use its best efforts to effect the registration of such securities (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be reasonably requested and as would permit or facilitate the sale and distribution of all of the Common Stock entitled to be registered under this Article 6 ("Registrable Securities") until the distribution thereof is complete.

         (b) Neoprobe shall not be obligated to maintain the effectiveness of the Shelf Registration Statement (and any related qualifications and compliance) after the earlier of (i) the third anniversary of the Closing Date or (ii) at such time as Neoprobe shall deliver an opinion of counsel reasonably satisfactory to the holders of Registrable Securities (such holders, including, without limitation, the holders of the Class N Warrants, are referred to as the "Holders') in form and substance reasonably satisfactory to each Holder that (A) such Holders may sell in a single transaction all Registrable Securities then held by such Holder under an applicable exemption from the registration requirements of the Securities Act and all other applicable securities laws and
(B) all transfer restrictions and restrictive legends with respect to such Registrable Securities may be removed upon the consummation of such sale.

         Section 6.2. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article 6, Neoprobe will use its reasonable best commercial efforts, to:

         (a) Prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable Securities and cause such Shelf Registration Statement to become effective as expeditiously as possible but in any event by the Targeted Effective Date (as such term is defined in Section 6.5(b));

         (b) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective until the disposition of all securities in accordance with the intended methods of disposition by the seller thereof set forth in such Shelf Registration Statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to Neoprobe) with respect to such dispositions;

         (c) Furnish to each seller of such Registrable Securities such number of copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) Register or qualify such Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that Neoprobe will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this
Section 6.2(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

         (e) Provide a transfer agent and registrar for all such Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement;

         (f) Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement contains an untrue statement of a
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material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Neoprobe will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (g) Cause all such Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by Neoprobe are then listed;

         (h) Enter into such customary agreements (including, in the event that the Investors elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

         (i) Make available for inspection by any seller of Registrable Securities, all financial and other records, pertinent corporation documents and properties of Neoprobe, and cause Neoprobe's officers, directors and employees to supply all information reasonably requested by any such seller in connection with the Shelf Registration Statement pursuant to Section 6.1.

         Section 6.3 Registration and Selling Expenses.

         (a) All expenses incurred by Neoprobe in connection with Neoprobe's performance of or compliance with this Article 6, including, without limitation
(i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained by Neoprobe (including the expenses of any audit of financial statements) (all such expenses being called "Registration Expenses"), will be paid by Neoprobe except as otherwise expressly provided in this Section 6.3.

         (b) Neoprobe will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by Neoprobe are then listed.

         (c) Nothing in this Agreement shall be construed to prevent any Holder of Registrable Securities from retaining such counsel as they shall choose at their own expense.

         Section 6.4. Indemnification. (a) Neoprobe shall indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if Neoprobe has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this
Article 6, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from information furnished in writing by such Holder to Neoprobe in connection with the registration contemplated by this Article 6, provided Neoprobe will not be liable pursuant to this Section 6.4 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after Neoprobe has furnished such holder with the number of copies required by Section 6.2(c).

         (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to Neoprobe in writing such information as is reasonably requested by Neoprobe for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, Neoprobe, its directors and officers and each person, if any, who controls Neoprobe within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such Holder in connection with the registration contemplated by this Article 6. If the offering pursuant to any such registration is made through underwriters, each such Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder of Neoprobe.

         (c) Promptly after receipt by an indemnified party under Section 6.4
(a) or (b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

         (d) If the indemnification provided for in Section 6.4(a) or (b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Neoprobe on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of Neoprobe on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Neoprobe or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (1) Arbitration

                           a. Any and all claims, disputes or controversies
("Disputes") arising under, out of, in connection with or in relation to the assignment of the fault under this section 6.4(d) shall be arbitrated in accordance wit the terms and conditions of this subsection 6.4(d)(1)

                           b. Notwithstanding the foregoing subsection
6.4(d)(1)(a), either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

                           c. As a condition precedent to a party's right to
commence arbitration pursuant to this section 6.4(d), if a party, in its sole discretion, determines in good faith that a Dispute is unlikely to be resolved amicably in good faith negotiations between the parties, that party shall send written notice of the issue(s) in the dispute, clearly marked "Dispute Notice" to the other party, demanding that the Dispute be settled by binding arbitration in accordance with this provision. The parties shall have 30 days from the date of receipt of the Dispute Notice to attempt resolution of the Dispute by negotiations between their senior officials or representative authorized to bind such parties.

                           d. If within 30 days of receipt of the Dispute Notice
the Dispute has not been resolved, either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand."

                           e. The arbitration shall be filed with the office of
the American Arbitration Association ("AAA") located in New York, NY or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the AAA. Each party shall pay the compensation and all other costs and expenses ("The Costs") of the arbitrator appointed on its behalf, and the Costs of additional arbitrator(s) shall be paid in equal shares by the parties. The administrative fee of the AAA will also be paid in equal shares by the parties.

                                  A. The arbitrators shall have the sole
authority to decide whether or not any Dispute between the parties is arbitrable.

                                  B. The decision of the arbitrators, which
shall be in writing and state the findings of facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties who shall forthwith comply after receipt thereof.

         (e) Promptly after receipt by Neoprobe or any Holder of Registrable Securities of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under this Agreement. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

         Section 6.5. Additional Common Stock Issuable Upon Delay of Registration and Other Events.

         (a) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to Neoprobe such information as shall be reasonably requested by Neoprobe for use in the Shelf Registration Statement, if the Shelf Registration Statement is not filed with the SEC within 45 days following the Closing Date (the "Outside Target Date"), Neoprobe shall immediately issue, for no additional consideration, to each Holder additional shares of Common stock equal to one half percent (0.5%) of the number of shares of Common Stock that were Registrable Securities held by such Holder on the Outside Target Date, for each day after the Outside Target Date on which the offices of the SEC are open for business and the Registration Statement remains unfiled.

         (b) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to Neoprobe such information as shall be reasonably requested by Neoprobe for use in the Shelf Registration Statement, if the Shelf Registration Statement is not declared effective by the SEC by the Targeted Effective Date, Neoprobe shall immediately issue, for no additional consideration, to each

Holder, additional shares of Common stock equal to one half percent (0.5%) of the number of shares of Common Stock that were Registrable Securities held by such Holder on the Targeted Effective Date, for each day after the occurrence of the Targeted Effective Date on which the offices of the SEC are open for business and the Shelf Registration Statement is not declared effective by the SEC. As used herein, "Targeted Effective Date" shall mean the 90th day after the filing of the Shelf Registration Statement with the SEC, provided that in the event the SEC does not provide comments to Neoprobe (or declare the Shelf Registration Statement Effective) within (i) 30 days after the initial filing of the Shelf Registration Statement or (ii) seven days after the filing of any pre-effective amendment to the Shelf Registration Statement, so long as Neoprobe has used reasonable efforts to respond promptly to any comments pending at the time a pre-effective amendment to the Shelf Registration Statement is filed, the Targeted Effective Date shall be deferred for a number of days equal to the number of days by which the SEC's response time exceeded 30 days or seven days, as applicable. The Targeted Effective Date shall also be deferred during any time that Neoprobe has filed with the SEC a proxy statement for a sale of substantially all of its assets or a merger until the completion or abandonment of the transaction described in such proxy statement.

         (c) All shares of Common Stock issuable pursuant to this Section 6.5 shall be duly authorized, fully paid and non-assessable shares of Common Stock and shall be included in the Shelf Registration Statement contemplated by
Section 6.1. Such shares shall be registered in Investors' names or the name of the nominee(s) of Investors in such denominations as Investors shall request pursuant to instructions delivered to Neoprobe.

         Section 6.6. Regulation M. Any Holder who owns any shares of Common Stock included in a Shelf Registration Statement under this Article 6, covenants and agrees with the Company by the inclusion of his shares in the Shelf Registration Statement that, for so long as any of the Common Stock is salable thereunder, such Holder shall not purchase any shares of Common Stock in a transaction that would violate SEC Regulation M.

         Section 6.7. Rule 144. Until all of the Registrable Securities, have been sold under a registration statement declared effective by the Securities and Exchange Commission or pursuant to Rule 144 promulgated under the Securities Act of 1933, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holders to effect sales of their shares in reliance upon Rule 144.

Article 7. General.

         Section 7.1. Definitions. Certain words and phrases used in this Agreement shall have the meanings given to them below in this Section:

         "Class L Warrants" means the Class L Warrants to purchase shares of Common Stock issued by Neoprobe under the Purchase Agreement.

         "Class N Warrants" means the Class N Warrants to purchase shares of Common Stock in the form attached as Exhibit A (the "Warrants").

         "Closing" means the meeting of the parties hereto on the Closing Date for the purposes of consummating the transactions contemplated by this Agreement.

         "Closing Date" means December [ ], 1999, or such other date as the parties hereto may mutually agree upon.

         "Common Stock" means the common stock, par value $.001 per share, of Neoprobe.

         "Generally Accepted Accounting Principles" means generally accepted accounting principles consistently applied.

         "Person" shall mean any natural person and any corporation, partnership, joint venture, limited liability company or other legal person, but shall not include any governmental entity.

         "Preferred Shares" means the shares of 5% Series B Convertible Preferred Stock, par value $.001 per share, stated value $100 per share, of Neoprobe

         "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement Dated as of February 16, 1999 among Neoprobe and the Investors.

         "Securities Act" means, as of any given time, the Securities Act of 1933 or any similar federal law then in force.

         "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934 or any similar federal law then in force.

         "SEC" means the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to its functions.

         Section 7.2. Survival of Representations, Warranties and Covenants. Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby.

         Section 7.3. Expenses. Except as otherwise provided in Section 6.3 above each of the parties to this Agreement shall pay all its own expenses in connection with this Agreement and the transactions contemplated herein.

         Section 7.4. Entire Agreement. This Agreement, the Class N Warrants and the general releases executed and delivered pursuant to this Agreement are all of the agreements among the parties hereto and are a complete and exclusive statement of the terms of the agreements among them and, such agreements supersede and discharge all prior written agreements among the parties hereto and all prior and contemporaneous oral agreements among them. There are no oral conditions precedent to the effectiveness of this Agreement.

         Section 7.5. Amendments and Waivers. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

         Section 7.6. Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives or corporate or partnership successors. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

         Section 7.7. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and confirmation of receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below and with such copies delivered, transmitted or mailed to such persons as are specified below. Any party may change his address for notices in the manner set forth above.

         If to Neoprobe:

                Neoprobe Corporation
                425 Metro Place North, Suite 300
                Dublin, OH 43017-1367

                Attn: David C. Bupp

         With a Copy to:

                Benesch, Friedlander, Coplan & Aronoff LLP
                Suite 900
                88 East Broad Street
                Columbus, OH  43215
                Attention:  Robert S. Schwartz

         If to the Investors:

                The Aries Master Fund
                The Aries Domestic Fund
                in care of Paramount Capital Asset Management, Inc. 787 Seventh Avenue, 48th Floor
                New York, NY 10019
                Attn: David M. Tanen

                With a Copy to:
                Roberts, Sheridan & Kotel,
                     A Professional Corporation
                Tower Forty-Nine
                12 East 49th Street, 30th Floor
                New York, NY 10017
                Attention: Ira L. Kotel

         If to Adviser:

                Paramount Capital Asset Management, Inc.
                787 Seventh Avenue, 48th Floor
                New York, NY 10019
                Attn: David M. Tanen

                With a Copy to:
                Roberts, Sheridan & Kotel,
                     A Professional Corporation
                Tower Forty-Nine
                12 East 49th Street, 30th Floor
                New York, NY 10017
                Attention: Ira L. Kotel

         If to Capital:

                Paramount Capital, Inc.
                787 Seventh Avenue, 48th Floor
                New York, NY 10019
                Attn: David M. Tanen

                With a Copy to:
                Roberts, Sheridan & Kotel,
                     A Professional Corporation
                Tower Forty-Nine
                12 East 49th Street, 30th Floor
                New York, NY 10017
                Attention: Ira L. Kotel

         Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto.

         Section 7.9. Headings. The headings of the Sections are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

         Section 7.10. Saturdays, Sundays and Holidays. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

         Section 7.11. Joint Preparation. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

         Section 7.12. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and words of the neuter gender may refer to any gender.

         Section 7.13. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

         Section 7.14. Governing Law; Consent to Jurisdiction. The validity, performance, construction and effect of this Agreement shall be governed by those laws of the State of New York which are applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with the notice provisions of
Section 7.7. above. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


NEOPROBE CORPORATION

By:/s/ David C. Bupp
   ------------------------------------------
Name:  David C. Bupp
Title:  President and Chief Executive Officer


THE ARIES MASTER FUND,
a Cayman Island exempted Company

By:/s/ Lindsay A. Rosenwald, M.D.
   ------------------------------------------
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman of the General Partner


THE ARIES DOMESTIC FUND, L.P.

By:/s/ Lindsay A. Rosenwald, M.D.
   ------------------------------------------
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman of the General Partner


PARAMOUNT CAPITAL, INC.

By:/s/ Lindsay A. Rosenwald, M.D.
   ------------------------------------------
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman


PARAMOUNT CAPITAL ASSET MANAGEMENT, INC.

By:/s/ Lindsay A. Rosenwald, M.D.
   ------------------------------------------
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman